Exhibit 10.2

OPTION AGREEMENT

This Option Agreement (this “Agreement”), dated as of December 12, 2014, is by and between Brilliant King Group Ltd., a company incorporated under the laws of British Virgin Islands (the “Option Holder”), and Solar Power, Inc., a California corporation (the “Company”). The Option Holder and the Company is referred to herein as a “Party,” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company and the Option Holder desire to provide for the grant of an option to purchase certain number of shares of common stock of the Company, par value US$0.0001 per share (the “Common Shares”), on the terms and conditions set forth in this Agreement; and

WHEREAS, the Company and the Option Holder desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Option Holder agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1     Option. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, the Company agrees to grant the Option Holder an option (the “Option”) to purchase from the Company 6,000,000 Common Shares (the “Purchase Shares”) at the total purchase price of US$12,000,000 (the “Purchase Price”), or US$2.00 per share, on or prior to the date of completion of the listing of the Common Shares on the New York Stock Exchange or the NASDAQ Stock Market . The Option will be deemed exercised upon the payment of the Purchase Price to the Company by the Option Holder. If the Option Holder exercises the Option, the Company shall issue, sell and deliver to the Option Holder, free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, claim or restriction of any kind or nature except as required by applicable laws, and the Option Holder agrees to purchase from the Company, on the Closing Date (as defined below), 6,000,000 Common Shares. The Option Holder has the right not to exercise the Option.

Section 1.2     Purchase Price. The Option Holder shall pay the Purchase Price for the Purchase Shares.

Section 1.3     Closing.

(a)     If the Option Holder wishes to exercise the Option, it shall provide a written notice to the Company at least ten (10) days prior to the proposed closing date (the “Closing Date”). Upon the terms and subject to the conditions of this Agreement, the closing (the “Closing”) of the purchase and sale of the Purchase Shares shall take place at a place determined by the Company at 9:00 A.M. New York time on the Closing Date.

(b)     On or before the Closing Date, the Option Holder shall deliver the Purchase Price by wire transfer in immediately available funds to the Company’s bank account designated by the Company in a written notice to the Option Holder. At the Closing Date, the Option Holder shall deliver a certificate of its duly authorized officer certifying as to the matters set forth in Section 1.4(b).

(c)     On the Closing Date, in addition to any items the delivery of which is made an express condition to the Option Holder’s obligations at the Closing pursuant to Section 1.4, the Company shall deliver to the Option Holder: a true and complete copy, certified by a director of the Company, of the resolutions duly and validly adopted by the board of directors of the Company, evidencing (A) its authorization of the execution and delivery of this Agreement and the other documents to be executed as contemplated hereunder, the consummation of the transactions and the issuance of the Purchase Shares contemplated hereby and thereby; and (B) its approval of the issuance and allotment of the Purchase Shares to the Option Holder.

(d)     Within fifteen (15) business days after the Closing Date, the Company shall deliver to the Option Holder:

(1) a copy of the updated stock ledger of the Company evidencing the Option Holder as the holder of the Purchase Shares; and

(2) a stock certificate issued in the name of the Option Holder evidencing the Purchase Shares and containing the following restrictive legend or other legend substantially to the following effect:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EITHER CASE UPON THE RECEIPT OF AN OPINION OF U.S. COUNSEL.”

Section 1.4     Closing Conditions.

The obligations of the Option Holder to pay the Purchase Price to the Company as contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, provided that any of which may be waived in writing by the Option Holder in its sole discretion:

(a)     The written notice of the Option exercise has been provided by the Option Holder;

(b)     All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Purchase Shares shall have been completed and all corporate and other actions required to be taken by the Option Holder in connection with the purchase of the Purchase Shares shall have been completed.

(c)     The representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct in all material respects as of the Closing Date; and the Company shall have performed and complied with in all material respects all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing.

(d)     No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits, or otherwise makes illegal the consummation of, or materially and adversely alter, the transactions contemplated by this Agreement or imposes any damages or penalties that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by or before any governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit, or otherwise makes illegal the consummation of, or materially and adversely alter, the transactions contemplated by this Agreement impose any damages or penalties that are substantial in relation to the Option Holder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1     Representations and Warranties of the Company. The Company hereby represents and warrants to the Option Holder, as of the date hereof and as of the Closing, as follows:

(a)     Organization and Authority. Each of the Company and its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business in all material respects as is currently conducted. Neither the Company nor any of its subsidiaries is in material violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except to the extent that the failure to be so qualified and in good standing would not result in any material adverse effect on the operations, financial position or condition of the Company and its subsidiaries, taken as a whole, or adversely affect the ability of the Company to carry out its obligations hereunder and to consummate the transactions contemplated hereunder.

(b)     Due Issuance of the Purchase Shares. The Purchase Shares have been duly authorized and, when issued and delivered to the Option Holder and paid for by the Option Holder pursuant to this Agreement, will be validly issued, fully paid and non-assessable. The Purchase Shares as described herein are free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, claim or restriction of any kind or nature, except as required by applicable laws. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by it pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by it of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)     Valid Agreement. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(d)     Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor compliance by it with any of the terms and conditions hereof will violate any existing agreements to which the Company or any of its subsidiaries is bound, federal, state, county or local law, constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or any of its subsidiaries is subject, except such violation that would not have a material adverse effect on the operations, financial position or condition of the Company and its subsidiaries, taken as a whole, or adversely affect the ability of the Company to carry out its obligations hereunder and to consummate the transactions contemplated hereunder.

(e)     Filings, Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the filing, consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority, except such as have been obtained, made, given or will be made promptly hereafter and any required filing or notification with the Securities and Exchange Commission.

(f)     Compliance with Applicable Law. There is no claim, action, suit, proceeding, arbitration, investigation or inquiry pending or, to the best of Company’s knowledge, threatened, against or involving Company with respect to this Agreement, the transactions contemplated hereby, or the Purchase Shares, before any national, provincial, federal, state, municipal, foreign, or other court or governmental or administrative body or agency, or any private arbitration tribunal.

(g)     Disclosure. The Company has not made any untrue statement of a material fact related to a specific representation or warranty contained in this Agreement, nor has the Company omitted to state any material fact necessary in order to make the specific statements contained in this Agreement not misleading, based on the Company’s best knowledge of any foregoing statement of forward-looking nature at the time of such statement being made.

Section 2.2     Representations and Warranties of the Option Holder. The Option Holder hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a)     Due Formation. The Option Holder is a company duly incorporated as a company with limited liability, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full power and authority to own and operate and to carry on its business in the places and in the manner as currently conducted.

(b)     Authority. The Option Holder has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Option Holder pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Option Holder of this Agreement and the performance by the Option Holder of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)     Valid Agreement. This Agreement has been duly executed and delivered by the Option Holder and constitutes the legal, valid and binding obligation of the Option Holder, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)     Consents. Neither the execution and delivery by the Option Holder of this Agreement nor the consummation by it of any of the transactions contemplated hereby nor the performance by the Option Holder of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given.

(e)     No Conflict. Neither the execution and delivery by the Option Holder of this Agreement, nor the consummation by it of any of the transactions contemplated hereby, nor compliance by the Option Holder with any of the terms and conditions hereof will contravene any existing agreement, federal, state, county or local law, rule or regulation or any judgment, decree or order applicable to, or binding upon, the Option Holder.

(f)     Status and Investment Intent.

(i)     Purchase Entirely for Own Account. The Option Holder is acquiring the Option and the Purchase Shares that may be sold pursuant to this Agreement for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Option Holder does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Option and the Purchase Shares in violation of the United States Securities Act of 1933, as amended (the “Securities Act”) or other applicable laws.

(ii)     Not U.S. person. The Option Holder is not a “U.S. person” (as such term is defined in Regulation S of the Securities Act) and is not acquiring the Option and/or purchasing the Purchase Shares for the account or benefit of any “U.S. person”.

(iii)     Distribution Compliance Period. The Option Holder acknowledges that all offers and sales of the Purchase Shares before the end of the “distribution compliance period” (as such term is defined in Regulation S) be made only in accordance with Regulation S, pursuant to registration of the securities under the Securities Act or pursuant to an exemption therefrom.

(iv)     Restrictive Legend. The Option Holder understands that the certificate evidencing the Purchase Shares will bear a legend or other restriction substantially to the following effect:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EITHER CASE UPON THE RECEIPT OF AN OPINION OF U.S. COUNSEL.”

(g)     Financing. The Option Holder has sufficient funds available to it to purchase all of the Purchase Shares pursuant to this Agreement if the Option Holder elects to exercise the Option.

ARTICLE III

MISCELLANEOUS

Section 3.1     Lockup. Without the prior written consent of the Company, the Option Holder shall not sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or suffer to exist (except for by operation of law or otherwise) any encumbrance on, any of its Purchase Shares, or any right, title or interest therein or thereto, prior to the date that is three (3) months after the Closing Date, except for any sale or transfer to the affiliate(s) of the Option Holder, provided that such affiliate(s) of the Option Holder agree(s) to be bound by the terms of this Agreement (including this Section 3.1). For purpose of this Agreement, the term “affiliate” means, with respect to a specific person, a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

Section 3.2     Listing. The Company undertakes to make its best efforts to complete the listing of the Common Shares on the New York Stock Exchange or the NASDAQ Stock Market within eighteen (18) months from the date of this Agreement.

Section 3.3     Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to Closing by mutual agreement of the Parties. Nothing in this Section 3.3 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

Section 3.4     Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

Section 3.5     Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, performance breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of any Party to the dispute with notice (the “Arbitration Notice”) to the other Party.

(a)     The Dispute shall be settled in Hong Kong in a proceeding conducted in English and Chinese by three (3) arbitrators from the Hong Kong International Arbitration Centre (the “HKIAC”), The claimant(s) and the respondent(s) to such dispute shall each select one arbitrator. The third arbitrator, who shall act as the Presiding Arbitrator, shall be appointed in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.

(b)     Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents reasonably requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(c)     The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(d)     During the course of the arbitral tribunal's adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

Section 3.6     Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 3.7     Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Company and the Option Holder and their respective heirs, successors and permitted assigns.

Section 3.8     Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Option Holder without the express written consent of the other Parties. Any purported assignment in violation of the foregoing sentence shall be null and void, except for the assignment to the affiliate(s) of the Option Holder, provided that such affiliate(s) of the Option Holder agree(s) to be bound by the terms of this Agreement.

Section 3.9     Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery if sent by courier or on the day of attempted delivery by postal service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Option Holder, at:	Brilliant King Group Ltd. Building 21, No.2 Jingyuanbei Street, Beijing Economical-Technological Development Area, Beijing, 100176, China

If to the Company, at:	Solar Power, Inc. 3400 Douglas Boulevard, Suite 285 Roseville, California USA Fax: +1-916-771-3657

Any Party may change its address for purposes of this Section 3.9 by giving the other Party hereto written notice of the new address in the manner set forth above.

Section 3.10     Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 3.11     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 3.12     Fees and Expenses. Except as otherwise provided in this Agreement, each Party will be responsible for all of its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

Section 3.13     Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement are not performed in accordance with the terms hereof. Accordingly, each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 3.14     Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 3.15     Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

Solar Power, Inc.

By:	/s/ Peng Xiaofeng
Name: Peng Xiaofeng
Title: Authorized Signatory

Option Holder Brilliant King Group Ltd.

By:	/s/ Chen Yihong
Name: Chen Yihong
Title: Director